                    CAPITAL REALTY INVESTORS TAX EXEMPT FUND
                         LIMITED PARTNERSHIP, SERIES I
                                C/O C.R.I., INC.
                              11200 ROCKVILLE PIKE
                           ROCKVILLE, MARYLAND 20852

                                                               November 14, 1996

Dear BAC Holder:

     As you are aware, the General Partners of the CRITEF Funds have approved a settlement of the disputes among CAPREIT, Dominium and the Funds as a result of which CAPREIT has agreed to increase its purchase price for the Funds by $6 million, and the General Partners and CRI have agreed to reduce the payments to them and to CRI by $500,000. This $6.5 million will be paid in full to BAC Holders. THE RESULT IS AN INCREASE IN THE REDEMPTION PRICE FOR YOUR BACS OF $.60 PER BAC.

     The chart below sets forth the AMEX trading price for the BACs as of the date of the announcement of the mergers, the redemption price prior to the latest increase and the current increased price as well as the premium percentage of the current price to the pre-announcement AMEX price.

                                                                                 PREMIUM TO
      AMEX PRICE              INITIAL PRICE           INCREASED PRICE            AMEX PRICE
-----------------------  -----------------------  -----------------------  -----------------------
         11.75                    14.82                    15.42                     31%

     FURTHER, WE ARE PLEASED TO REPORT THAT DOMINIUM NOW ENDORSES AND APPROVES THE PROPOSED MERGERS AS FAIR TO THE BAC HOLDERS AND WILL ITSELF CAST ITS VOTES IN FAVOR OF THE MERGERS.

                      TIME IS SHORT--VOTE YOUR PROXY TODAY

     In view of the increased offer the BAC Holders, the General Partners of the CRITEF Funds repeat their recommendation and urge each of you who have not voted in favor of the proposed mergers to do so immediately. We wish to remind you of the following:

           o DOMINIUM NOW ENDORSES THE PROPOSED MERGERS and the redemption prices to be paid to BAC Holders.

           o The MERGER PRICES EXCEED the amount that BAC holders would have received from Dominium if it had been able to obtain financing for the bid it made last summer.

           o The increased redemption prices constitute a SUBSTANTIAL PREMIUM over the highest trading prices of the BACs prior to the announcement of the mergers.


        REMEMBER--FAILURE TO VOTE IS A VOTE AGAINST THE INCREASED PRICE

--------------------------------------------------------------------------------

           o WE BELIEVE YOU WILL BE ABLE TO REINVEST YOUR MERGER REDEMPTION PROCEEDS IN OTHER TAX EXEMPT BOND FUNDS that currently generate a comparable or HIGHER tax-free yield while providing you with a much more liquid investment(1).

     DON'T FORGET TERMINATING THE MERGERS WOULD, IN ALL LIKELIHOOD, DRIVE DOWN THE TRADING PRICES OF THE BACS SIGNIFICANTLY.

     Each of the above points both supports the fairness of the proposed mergers from the standpoint of BAC Holders and argues strongly that you should take advantage of the present opportunity to sell at this premium price.

     In view of the material increase in the redemption price and the withdrawal of Dominium's solicitation of proxies in opposition to the mergers, the CRITEF Funds have postponed the scheduled special meetings from Friday, November 8 to Wednesday, November 27, 1996. Your meeting will be held at the Doubletree Hotel, 1750 Rockville Pike, Rockville, Maryland 1:00 PM E.S.T.

     If you have not already voted, the General Partners urge you to vote in favor of the proposed mergers by signing and returning the enclosed gold proxy card. To make sure your vote is received in time, we encourage you to fax your proxy to (212) 929-0308 as well. FAILURE TO VOTE CONSTITUTES AN INVESTMENT DECISION BY YOU TO REJECT THE SIGNIFICANTLY INCREASED CASH REDEMPTION PRICE OFFERED.

     If you have any questions, please call MacKenzie Partners, our information and proxy agent, at 1-800-322-2885.

Very truly yours,
CRITEF ASSOCIATES LIMITED PARTNERSHIP,
   General Partner
      By: C.R.I., Inc., its general partner


    /s/ William B. Dockser                  /s/ H. William Willoughby
    ----------------------                  -------------------------
       William B. Dockser         and       H. William Willoughby
       Chairman of the Board                President

------------------
1 The gross yields currently paid by the Funds, based on the merger prices, range from 7.3% for Series I, 7.7% for Series II and 7.9% for CRITEF III. The current average annual gross yield for the following two comparable funds, based on 11/12/96 closing prices, is 7.86%: 1) America First Tax Exempt Mortgage Fund--current yield--8%, and 2) Summit Tax Exempt Bond Fund--current yield 7.72%. Please consult your investment advisor before making any investment decision.

                    CAPITAL REALTY INVESTORS TAX EXEMPT FUND
                         LIMITED PARTNERSHIP, SERIES II
                                C/O C.R.I., INC.
                              11200 ROCKVILLE PIKE
                           ROCKVILLE, MARYLAND 20852

                                                               November 14, 1996

Dear BAC Holder:

     As you are aware, the General Partners of the CRITEF Funds have approved a settlement of the disputes among CAPREIT, Dominium and the Funds as a result of which CAPREIT has agreed to increase its purchase price for the Funds by $6 million, and the General Partners and CRI have agreed to reduce the payments to them and to CRI by $500,000. This $6.5 million will be paid in full to BAC Holders. THE RESULT IS AN INCREASE IN THE REDEMPTION PRICE FOR YOUR BACS OF $.61 PER BAC.

     The chart below sets forth the AMEX trading price for the BACs as of the date of the announcement of the mergers, the redemption price prior to the latest increase and the current increased price as well as the premium percentage of the current price to the pre-announcement AMEX price.

                                 INCREASED     PREMIUM TO AMEX
AMEX PRICE     INITIAL PRICE       PRICE            PRICE
----------     -------------     ---------     ---------------
 10.875            14.50           15.11              39%

     FURTHER, WE ARE PLEASED TO REPORT THAT DOMINIUM NOW ENDORSES AND APPROVES THE PROPOSED MERGERS AS FAIR TO THE BAC HOLDERS AND WILL ITSELF CAST ITS VOTES IN FAVOR OF THE MERGERS.

                      TIME IS SHORT--VOTE YOUR PROXY TODAY

     In view of the increased offer the BAC Holders, the General Partners of the CRITEF Funds repeat their recommendation and urge each of you who have not voted in favor of the proposed mergers to do so immediately. We wish to remind you of the following:

           o DOMINIUM NOW ENDORSES THE PROPOSED MERGERS and the redemption prices to be paid to BAC Holders.

           o THE MERGER PRICES EXCEED the amount that BAC holders would have received from Dominium if it had been able to obtain financing for the bid it made last summer.

           o The increased redemption prices constitute a SUBSTANTIAL PREMIUM over the highest trading prices of the BACs prior to the announcement of the mergers.


        REMEMBER--FAILURE TO VOTE IS A VOTE AGAINST THE INCREASED PRICE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           o WE BELIEVE YOU WILL BE ABLE TO REINVEST YOUR MERGER REDEMPTION PROCEEDS IN OTHER TAX EXEMPT BOND FUNDS that currently generate a comparable or HIGHER tax-free yield while providing you with a much more liquid investment(1).

     DON'T FORGET TERMINATING THE MERGERS WOULD, IN ALL LIKELIHOOD, DRIVE DOWN THE TRADING PRICES OF THE BACS SIGNIFICANTLY.

     Each of the above points both supports the fairness of the proposed mergers from the standpoint of BAC Holders and argues strongly that you should take advantage of the present opportunity to sell at this premium price.

     In view of the material increase in the redemption price and the withdrawal of Dominium's solicitation of proxies in oppostion to the mergers, the CRITEF Funds have postponed the scheduled special meetings from Friday, November 8 to Wednesday, November 27, 1996. Your meeting will be held at the Doubletree Hotel, 1750 Rockville Pike, Rockville, Maryland at 1:00 P.M. E.S.T.

     If you have not already voted, the General Partners urge you to vote in favor of the proposed mergers by signing and returning the enclosed gold proxy card. To make sure your vote is received in time, we encourage you to fax your proxy to (212) 929-0308 as well. FAILURE TO VOTE CONSTITUTES AN INVESTMENT DECISION BY YOU TO REJECT THE SIGNIFICANTLY INCREASED CASH REDEMPTION PRICE OFFERED.

     If you have any questions, please call MacKenzie Partners, our information and proxy agent, at 1-800-322-2885.

Very truly yours,
CRITEF ASSOCIATES LIMITED PARTNERSHIP,
   General Partner
      By: C.R.I., Inc., its general partner


    /s/ William B. Dockser                  /s/ H. William Willoughby
    ----------------------                  -------------------------
       William B. Dockser         and       H. William Willoughby
       Chairman of the Board                President

------------------
1 The gross yields currently paid by the Funds, based on the merger prices, range from 7.3% for Series I, 7.7% for Series II and 7.9% for CRITEF III. The current average annual gross yield for the following two comparable funds, based on 11/12/96 closing prices, is 7.86%; 1) America First Tax Exempt Mortgage Fund--current yield 8%, and 2) Summit Tax Exempt Bond Fund--current yield 7.72%. Please consult your investment advisor before making any investment decision.

                  CAPITAL REALTY INVESTORS TAX EXEMPT FUND III
                              LIMITED PARTNERSHIP
                                C/O C.R.I., INC.
                              11200 ROCKVILLE PIKE
                           ROCKVILLE, MARYLAND 20852

                                                               November 14, 1996

Dear BAC Holder:

     As you are aware, the General Partners of the CRITEF Funds have approved a settlement of the disputes among CAPREIT, Dominium and the Funds as a result of which CAPREIT has agreed to increase its purchase price for the Funds by $6 million, and the General Partners and CRI have agreed to reduce the payments to them and to CRI by $500,000. This $6.5 million will be paid in full to BAC Holders. THE RESULT IS AN INCREASE IN THE REDEMPTION PRICE FOR YOUR BACS OF $.60 PER BAC.

     The chart below sets forth the AMEX trading price for the BACs as of the date of the announcement of the mergers, the redemption price prior to the latest increase and the current increased price as well as the premium percentage of the current price to the pre-announcement AMEX price.

                                 INCREASED     PREMIUM TO AMEX
AMEX PRICE     INITIAL PRICE       PRICE            PRICE
----------     -------------     ---------     ---------------
 12.00             15.13           15.73              31%

     FURTHER, WE ARE PLEASED TO REPORT THAT DOMINIUM NOW ENDORSES AND APPROVES THE PROPOSED MERGERS AS FAIR TO THE BAC HOLDERS AND WILL ITSELF CAST ITS VOTES IN FAVOR OF THE MERGERS.

                      TIME IS SHORT--VOTE YOUR PROXY TODAY

In view of the increased offer the BAC Holders, the General Partners of the CRITEF Funds repeat their recommendation and urge each of you who have not voted in favor of the proposed mergers to do so immediately. We wish to remind you of the following:

           o DOMINIUM NOW ENDORSES THE PROPOSED MERGERS and the redemption prices to be paid to BAC Holders.

           o The MERGER PRICES EXCEED the amount that BAC holders would have received from Dominium if it had been able to obtain financing for the bid it made last summer.

           o The increased redemption prices constitute a SUBSTANTIAL PREMIUM over the highest trading prices of the BACs prior to the announcement of the mergers.

        REMEMBER--FAILURE TO VOTE IS A VOTE AGAINST THE INCREASED PRICE

           o WE BELIEVE YOU WILL BE ABLE TO REINVEST YOUR MERGER REDEMPTION PROCEEDS IN OTHER TAX EXEMPT BOND FUNDS that currently generate a comparable or HIGHER tax-free yield while providing you with a much more liquid investment(1).

     DON'T FORGET TERMINATING THE MERGERS WOULD, IN ALL LIKELIHOOD, DRIVE DOWN THE TRADING PRICES OF THE BACS SIGNIFICANTLY.

     Each of the above points both supports the fairness of the proposed mergers from the standpoint of BAC Holders and argues strongly that you should take advantage of the present opportunity to sell at this premium price.

     In view of the material increase in the redemption price and the withdrawal of Dominium's solicitation of proxies in opposition to the mergers, the CRITEF Funds have postponed the scheduled special meetings from Friday, November 8 to Wednesday, November 27, 1996. Your meeting will be held at the Doubletree Hotel, 1750 Rockville Pike, Rockville, Maryland at 2:00 PM E.S.T.

     If you have not already voted, the General Partners urge you to vote in favor of the proposed mergers by signing and returning the enclosed gold proxy card. To make sure your vote is received in time, we encourage you to fax your proxy to (212) 929-0308 as well. FAILURE TO VOTE CONSTITUTES AN INVESTMENT DECISION BY YOU TO REJECT THE SIGNIFICANTLY INCREASED CASH REDEMPTION PRICE OFFERED.

     If you have any questions, please call MacKenzie Partners, our information and proxy agent, at 1-800-322-2885.

Very truly yours,
CRITEF III ASSOCIATES LIMITED PARTNERSHIP,
   General Partner
      By: C.R.I., Inc., its general partner

    /s/ William B. Dockser                  /s/ H. William Willoughby
    ----------------------                  -------------------------
       William B. Dockser         and       H. William Willoughby
       Chairman of the Board                President

------------------
1 The gross yields currently paid by the Funds, based on the merger prices, range from 7.3% for Series I, 7.7% for Series II and 7.9% for CRITEF III. The current average annual gross yield for the following two comparable funds, based on 11/12/96 closing prices, is 7.86%: 1) America First Tax Exempt Mortgage Fund--current yield 8%, and 2) Summit Tax Exempt Bond Fund--current yield 7.72%. Please consult your investment adivsor before making any investment decision.

                                       2